Exhibit 10.3

FORM OF CASH-SETTLED RSU AWARD AGREEMENT

This CLASS A CASH-SETTLED RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of [•], is made by and between Sculptor Capital, LP (“SC”), Sculptor Capital Advisors LP (“SCA”), and Sculptor Capital Advisors II LP (“SCAII,” and, together with SC and SCA, the “Operating Partnerships”), and [•] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”) or if not defined therein, the Amended and Restated Agreement of Limited Partnership of the applicable Operating Partnership dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Partnership Agreements”). Where the context permits, references to any Operating Partnership shall include any successor to such Operating Partnership.

1. Grant of Restricted Share Units.

(a) Subject to all of the terms and conditions of this Award Agreement, the Plan, and the Partnership Agreements, the Operating Partnerships hereby grant to the Participant [•] cash-settled Class A restricted share units (the “RSUs”) in Sculptor Capital Management, Inc. (the “Company”).

(b) For purposes of this Award Agreement, “Partner Agreement” means [•].

2. Form of Payment.

(a) Each RSU granted hereunder shall represent the right to receive cash equal to the Fair Market Value of one Class A Share on the date such RSU becomes vested in accordance with the vesting schedule set forth in Exhibit A hereto (or the immediately preceding trading day as determined by the Administrator in its discretion), which payment shall be made within three business days following the date on which such RSU becomes vested.

(b) In addition, the Participant will be credited with Distribution Equivalents with respect to the RSUs, calculated as follows: with respect to any RSUs granted on or prior to the record date applicable to a cash distribution, on each date that any such cash distribution is paid to all holders of Class A Shares while the RSUs are outstanding, the Participant’s account shall be credited with the right to receive an amount of cash equal to the amount of such Distribution Equivalents. The right to receive cash credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder and will be paid on the same date as the RSUs in respect of which such Distribution Equivalents are awarded become vested and are paid hereunder. The Distribution Equivalents referenced in this Section 2(b) may be granted under the Plan or any predecessor or successor thereto.

(c) Notwithstanding any provision of this Award Agreement to the contrary, during the period commencing on the “Recapitalization Date” (as defined in the Partnership Agreements) and ending upon the expiration of the “Distribution Holiday” (as defined in the Partnership Agreements), the amount of any Distribution Equivalents, distributions, dividends or dividend equivalents that may become payable on any RSUs then-held by the Participant shall not exceed $4.00 per Class A Share (as such amount may be equitably adjusted for stock splits and other capitalization changes) underlying each such RSU cumulatively during the Distribution Holiday.

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing; provided, however, that the foregoing shall not prohibit the assignment or transfer of the right to payment with respect to the RSUs to (i) a transferee of the Participant pursuant to the applicable laws of descent and distribution, (ii) a spouse or lineal descendant (whether natural or adopted) of the Participant, or (iii) any Related Trust (as such term is defined in the Partnership Agreements), in each case subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing.

(b) The RSUs shall become vested in accordance with the Vesting Schedule and the cash-equivalent amount to which such vested RSUs relate (including Distribution Equivalents) shall become payable hereunder on the third business day thereafter (provided, that such payment is otherwise in accordance with federal and state securities and tax laws, including satisfaction of all withholding requirements).

(c) Any proceeds received by the Participant in respect of the RSUs, and any dividends or Distribution Equivalent on any RSU, shall be subject to all applicable provisions of the Partner Agreement, including without limitation, the forfeiture and clawback provisions set forth in the Partner Agreement.

4. Voting and Other Rights. The Participant shall have no rights of a shareholder (including the right to distributions, except as expressly provided herein) with respect to the RSUs.

5. Award Agreement Subject to Plan and Partnership Agreements. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement, the Plan and the provisions of the Partner Agreement, the provisions of this Award Agreement shall govern.

6. No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, the Operating Partnerships or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of the Operating Partnerships or their respective Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7. Section 409A Compliance. The intent of the parties is that payments and benefits under this Award Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service for purposes of this Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this Award Agreement or the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, payment shall be made in accordance with Exhibit A, notwithstanding any provision for accelerated vesting under the Plan. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, no Change in Control shall be deemed to have occurred unless it constitutes a change in control event under Section 409A of the Code. Notwithstanding anything to the contrary in this Award Agreement or the Plan, to the extent that any RSUs are payable to a “specified employee” (within the meaning of Section 409A of the Code) upon a separation from service and such payment would result in the imposition of any individual penalty tax or late interest charges imposed under Section 409A of the Code, the payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a period specified for execution of a release of claims begins in one taxable year and ends in a second taxable year, the payment of the RSUs shall occur in the second taxable year

8. Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself or herself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of the Operating Partnerships.

9. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Operating Partnerships and their respective successors and assignees, subject to the terms of the Plan.

10. No Assignment. Except as expressly set forth in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

11. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Operating Partnerships, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

13. Entire Award Agreement. This Award Agreement, the Plan and the Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

14. Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. Amendment. Except as specifically provided in the Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto and no such amendment or modification shall be made to the extent it violates Section 409A of the Code.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

SCULPTOR Capital LP
By: Sculptor Capital Holding Corporation, its General Partner

By:

Name:
Title:

SCULPTOR Advisors LP
By: Sculptor Capital Holding Corporation, its General Partner

By:

Name:
Title:

SCULPTOR Advisors II LP
By: Sculptor Capital Holding Corporation, its General Partner

By:

Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name:	[•]

CASH-SETTLED AWARD AGREEMENT

EXHIBIT A

1. General Vesting Schedule. Subject to Sections 2 and 3 below, one-third (1/3) of the RSUs shall vest on each of the first three anniversaries of [•] (each, a “Vesting Date”), provided that the Participant remains an Active Individual LP through the applicable Vesting Date (and has not resigned or provided notice of his or her resignation on or before such date). If the Participant ceases to be an Active Individual LP prior to the applicable Vesting Date, all of the RSUs then held by the Participant shall be forfeited, except as otherwise provided in this Exhibit A.

2. Termination of Service.

a. Withdrawal for Cause; Withdrawal due to Resignation. If the Participant is subject to a Withdrawal pursuant to clause (A) of Section 8.3(a)(i) (Cause) of the Partnership Agreements or has provided notice of the Participant’s intention to become subject to a Withdrawal pursuant to clause (C) of Section 8.3(a)(i) (Resignation) of the Partnership Agreements), all of the RSUs shall be forfeited as of the date of such Withdrawal.

b. Withdrawal without Cause. If the Participant is subject to a Withdrawal without Cause (as defined in Exhibit E-1 of the Partnership Agreements), subject to satisfaction of the release condition described in Section 4 of this Exhibit A, the RSUs shall remain outstanding and shall vest and be payable on the same terms and conditions as if the Participant had remained an Active Individual LP through the applicable Vesting Date(s).

c. Death or Disability. In the event of the Participant ceases to be an Active Individual LP due to death or Disability (as defined in the Partnership Agreements), subject to satisfaction of the release condition described in Section 4 of this Exhibit A, the RSUs shall remain outstanding and shall vest and be payable on the same terms and conditions as if the Participant had remained an Active Individual LP through the applicable Vesting Date(s).

3. Change of Control. If the Participant is subject to a Withdrawal without Cause within the twelve (12) months following a Change of Control (as such term is defined in the Partnership Agreements), subject to satisfaction of the release condition described in Section 4 of this Exhibit A, all of the RSUs then held by the Participant shall become vested on the date of such Withdrawal and the Participant shall be entitled to receive cash equal to the Fair Market Value of one Class A Share as of the date of Withdrawal with respect to each such RSU that becomes vested hereunder within 60 days following the date of such Withdrawal but in no event earlier than the date on which any applicable revocation period set forth in the general release agreement expires (and in the event the designated 60-day period begins in one taxable year and ends in the next taxable year, settlement shall occur in the second taxable year).

4. Continued Compliance with Restrictive Covenants; Release. As a condition precedent to any continued vesting or payment of the RSUs permitted under the terms of this Award Agreement, the Plan, or the Partner Agreement, as applicable, after the Participant ceases to be an Active Individual LP (other than due to death), the Participant must: (x) execute a general release agreement in compliance with Section 8.3(g) of the Limited Partnership Agreement, and such general release must become effective as provided therein, and (y) continue to comply with all applicable restrictive covenants to which the Participant is subject, whether contained in the Limited Partnership Agreement, the Partner Agreement or otherwise.